AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


             THIS AGREEMENT ("Agreement"), dated March 13, 1997, is between Swing-N-Slide Corp., a Delaware corporation (the "Company"), and GreenGrass Holdings, a Delaware general partnership ("Purchaser").

             WHEREAS, pursuant to a Transaction Agreement, dated January 4, 1996, between the Company and Purchaser, as amended by Amendment No. 1 thereto (the "Transaction Agreement"), Purchaser purchased 3,510,000 shares of the Company's common stock, par value $.01 per share ("Initial Common Stock") and invested, in accordance with the Transaction Agreement, $5,000,000 through the purchase of the Company's authorized 10% Convertible Debentures due 2004 (the "Debenture"); and

             WHEREAS, pursuant to the Transaction Agreement, the Company and Purchaser entered into a Registration Rights Agreement dated February 15, 1996;

             WHEREAS, pursuant to an Investment Agreement, dated March 13, 1997, between the Company and Purchaser, Purchaser will purchase, in accordance with the Investment Agreement, shares of the Company's common stock, par value $.01 per share ("Additional Common Stock"), and a $2,500,000 Bridge Note ("Bridge Note") and shall be granted, in accordance with the Investment Agreement, a Warrant for 50,000 shares of Company's common stock, par value $.01 per share ("Warrant"); and

             WHEREAS, the Company and Purchaser wish to amend the Registration Rights Agreement to include the securities of Company issued pursuant to the Investment Agreement and to make certain other modifications therein.

             NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

             Section 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

             (a) The term "Commission" shall have the meaning assigned thereto in Section 2(a) of this Agreement.

             (b) The term "Demand Notice" shall have the meaning assigned thereto in Section 2(a) of this Agreement.

             (c) The term "Demand Registration" shall have the meaning assigned thereto in Section 2(a) of this Agreement.

             (d) The term "Demand Request Notice" shall have the meaning assigned thereto in Section 2(a) of this Agreement.

             (e) The term "Demanding Shareholders" shall have the meaning assigned thereto in Section 2(a) of this Agreement.

             (f) The term "LLC Investor Designee" means GreenGrass Capital LLC, GreenGrass Capital II, LLC, GreenGrass Holdings any member of GreenGrass Capital LLC as designated by GreenGrass Capital LLC and any member of GreenGrass Capital II, LLC as designated by GreenGrass Capital II, LLC.

             (g) The term "LLC Investor Party" means each of GreenGrass Capital LLC, GreenGrass Capital II, LLC and GreenGrass Management LLC, a Delaware limited liability company.

             (h) The term "LLC Permitted Transferee" means any transferee of an LLC Investor Designee.

             (i) The term "Maximum Number" shall have the meaning assigned thereto in Section 5(a) of this Agreement.

             (j) The term "Person" means any unincorporated organization, association, corporation, individual, sole proprietorship, partnership, joint venture, trust institution, entity, party or government (including any instrumentality, division, agency, body or department thereof).

             (k) The term "Piggyback Registration" shall have the meaning assigned thereto in Section 3(a) of this Agreement.

             (l) The term "Registrable Securities" shall have the meaning assigned thereto in Section 2(b) of this Agreement.

             (m) The term "Registration Statement" shall have the meaning assigned thereto in Section 2(a) of this Agreement.

             (n) The term "Securities Act" means the Securities Act of 1933, as amended.

             (o) The term "Shareholders" means each initial party to this Agreement, other than the Company, and Persons to whom Shares are hereafter Transferred and who are required to join in and agree to be bound by this Agreement as a condition of such Transfer.

             (p) The term "Shares" means, collectively, all shares of Initial Common Stock, all shares issued pursuant to the Debenture, all shares of Additional Common Stock, all shares of common stock of the Company to be issued under the Bridge Note and all shares of common stock of the Company issuable upon exercise of the Warrant.

             (q) The term "Transfer" means any transfer, sale, assignment, irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death.

             Section 2.  Demand Registrations.

             (a) Subject to the remaining provisions of this Agreement, from and after the date hereof, each LLC Investor Designee may deliver a written notice to the Company (a "Demand Notice") requesting that the Company register all or part of the Registrable Securities (as defined in Section 2(b) below) held by any or all of the LLC Investor Parties (the "Demanding Shareholders") (any such registration being referred to as a "Demand Registration"). Each Demand Notice shall state (i) the names of the Demanding Shareholders, (ii) the aggregate number of Registrable Shares held by each Demanding Shareholder and (iii) with respect to each Demanding Shareholder, the number of Registrable Shares that such Demanding Shareholder is requesting that the Company register pursuant to such Demand Notice. Upon receipt of a Demand Notice given pursuant to this Section 2(a), the Company shall, as soon as possible, (x) deliver written notice to each of the other Shareholders (a "Demand Request Notice") stating that the Company has received a Demand Notice and setting forth the identity of the Demanding Shareholders, (y) use its best efforts to file with the Securities and Exchange Commission (the "Commission") a registration statement in an appropriate form covering all Registrable Securities specified in such Demand Notice (such registration and any registration statement referred to in Section 3 being referred to herein as a "Registration Statement") and (z) use its best efforts to cause such Registration Statement to become effective under the Securities Act. Notwithstanding any other provisions of this Agreement, there shall not be more than four (4) Demand Registrations pursuant to this Agreement, and all of the LLC Investor Designees, collectively, shall be entitled to such four (4) Demand Registrations.

             (b) For purposes of this Agreement, the term "Registrable Securities" shall mean any Shares (now owned or hereafter acquired) held by any Shareholder or LLC Permitted Transferee.

             (c) Any registration initiated by an LLC Investor Designee as a Demand Registration pursuant to this Section 2 shall not, for purposes of this Section 2, count as a Demand Registration (i) unless and until such Registration Statement shall have been filed with the Commission, become effective (unless such Registration Statement fails to become effective as a result of the Demanding Shareholders not including Registrable Securities therein) and remain effective for the shorter of (x) such period as it shall take to sell all such Registrable Securities covered by such Registration Statement and not withdrawn from registration or (y) 90 days following the date of effectiveness, as such period may be extended pursuant to Section 3(b), or (ii) if the Demanding Shareholders have elected to withdraw such Demand Registration pursuant to Section 5(b) as a result of any allocations made pursuant to Section 5.

             (d) The Company shall be entitled to postpone for a reasonable period of time (not to exceed one hundred eighty (180) days) the filing or effectiveness of any Registration Statement filed pursuant to a Demand Registration, if (i) at the time it receives a Demand Notice with respect to such Demand Registration, the Company is conducting or is about to conduct an offering of Shares or any other securities of the Company or any of its Subsidiaries (whether a primary or a secondary offering) and the Company is advised by its investment banker (whether or not such offering is being underwritten) that such offering would be materially adversely affected by such Demand Registration, and the Company delivers written evidence of such advice to the holders of the Registrable Securities requesting such Demand Registration or (ii) the Board of Directors of the Company shall determine in good faith that such Demand Registration will materially adversely interfere with a pending or contemplated material financing, merger, sale of assets, recapitalization or other material transaction involving the Company, and the Company delivers a certificate of an executive officer of the Company confirming such determination to the holders of the Registrable Securities requesting such Demand Registration. If any Demand Registration is postponed pursuant to this Section 2(d), the holders of the Registrable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration.

             Section 3.  Piggyback Registrations.

             (a) If, at any time, the Company determines to file with the Commission a registration statement covering any equity securities to be issued or sold by the Company (other than in connection with an employee benefit plan or a litigation settlement) or any shareholders of the Company, the Company shall (at least sixty (60) days prior to the filing of such proposed Registration Statement) notify each Shareholder in writing of the proposed Registration Statement, such notification to describe in detail the proposed registration (including those jurisdictions where registration is required under state securities laws). If one or more of the Shareholders requests the Company in writing, within thirty (30) days of the receipt of such notification from the Company, to include in such Registration Statement any of such Shareholder's Shares, then, subject to the remaining provisions hereof, the Company will use its best efforts to include those Shares in the Registration Statement and to have the Registration Statement declared effective (any such registration being referred to as a "Piggyback Registration"). Each such request by a Shareholder shall specify the number of Shares intended to be offered and sold by such Shareholder, shall express such Shareholder's present intent to offer such Shares for distribution, shall describe the nature or method of the proposed offer and sale thereof and shall contain the undertaking of such Shareholder to provide all such information and materials and take all such action as may be requested in order to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of such Registration Statement. The Company, at its sole option, may elect not to proceed with the Registration Statement which is the subject of such notice.

             (b) The Company shall use its best efforts to maintain the effectiveness of a Registration Statement filed pursuant to Section 2 or this Section 3 for a period of ninety (90) days from its effective date and to cause the Registration Statement to remain current (including the filing of necessary supplements or post-effective amendments) during the period commencing on the initial effective date of such Registration Statement and ending on the date on which such Registration Statement shall have remained effective for ninety (90) days; provided, however, that such ninety (90) day period shall be extended for a period of time equal to the period the Shareholder shall refrain from selling any Shares included in such Registration Statement at the request of an underwriter of Shares (other than an underwriter chosen by such Shareholder) or pursuant to the terms of Section 3(f) hereof.

             (c) Whenever the Company is required pursuant to Sections 2 and 3(a) to register Shares under the Securities Act, the Company will furnish to each participating Shareholder such number of copies of any prospectus (including any preliminary or summary prospectus) and any amendment or supplement to the prospectus and such other documents as such Shareholder may reasonably request in order to effect the offering and sale of the Shares to be offered and sold by such Shareholder, but only while the Company is required under the provisions hereof to cause the Registration Statement to remain current.

             (d) The Company's obligations to effect registration of Shares for Shareholders pursuant to Sections 2 or 3 shall include such qualification under applicable blue sky or other state securities laws as may be necessary to enable the Shareholders on whose behalf such registration is to be effected to offer and sell the Shares which are the subject matter of their requests; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to qualify as a broker dealer or to file any general consent to service of process.

             (e) In the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into a customary underwriting agreement with a managing underwriter or underwriters.

             (f) The Company and the Shareholder whose shares are being registered shall enter into a customary indemnification agreement in form satisfactory to each.

             (g) If the Company has delivered preliminary or final prospectuses to the selling shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling shareholders and, if requested, the selling shareholders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the selling shareholders with revised prospectuses and, following receipt of the revised prospectuses, the selling shareholders shall be free to resume making offers of the Registrable Securities.

             Section 4.  Manner of Offering.

             (a) All offerings of Registrable Securities by Shareholders in a Piggyback Registration shall be made pursuant to a prescribed plan of distribution reasonably satisfactory to the Company; however, if any Shares to be sold pursuant to such Piggyback Registration are to be sold on a firm commitment basis through underwriters, the Company may require all Shareholders selling Shares pursuant to such Piggyback Registration to sell their shares on such basis through such underwriters.

             (b) The Company shall not be required to offer securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or otherwise.

             Section 5.  Allocations.

             (a) In the event that the managing underwriter for any Demand Registration or Piggyback Registration (or, the Company, in the case of any offering not being underwritten) determines that it is able to proceed with the proposed offering only with respect to a smaller number (the "Maximum Number") of Shares than the total number of Shares proposed to be offered by the LLC Investor Parties (in the case of Demand Registration) or proposed to be offered by the Company and all others entitled to registration rights in connection with such offering (in the case of a Piggyback Registration), then (i) in the case of a Demand Registration, the aggregate number of Shares that may be offered by the LLC Investor Parties shall equal the Maximum Number, which shall be allocated among the LLC Investor Parties pro rata in accordance with the number of Registrable Shares owned by each LLC Investor Party which are proposed to be included in such Demand Registration, and (ii) in the case of Piggyback Registration, the aggregate number of Shares owned by the LLC Investor Parties and the total number of Shares proposed to be offered by all other holders offering Shares to be included in such Registration Statement shall equal the Maximum Number less the number of Shares proposed to be offered by the Company, such difference to be allocated pro rata in accordance with the number of Shares proposed to be offered by each such party.

             (b) In the event that the number of Shares to be offered by the Demanding Shareholders in any Demand Registration is to be reduced as a result of the application of Section 2(a) hereof, a majority in interest of the Demanding Shareholders may withdraw such Demand Registration.

             Section 6. Lock-Ups. After receipt of any Demand Request Notice pursuant to Section 2 hereof, no holder of Registrable Securities shall sell or offer to sell any securities of the Company until the earlier of the effective date of the Registration Statement in respect of which such notice was given or ninety (90) days after the date such notice was given. To the extent requested by the managing underwriter in respect of an offering of securities of the Company (whether or not holders of Registrable Securities are including any of such securities therein), each holder of Registrable Securities shall agree to refrain from selling or offering to sell, any securities of the Company for up to one hundred twenty (120) days after the effective date of any registration statement in connection with the public offering of its equity securities (other than any registrations on Forms S-4 or S-8 or any form substituting therefor).

             Section 7. Expenses. All expenses incurred in connection with any Demand Registration or Piggyback Registration, including, without limitation, all Commission registration fees, blue sky filing fees and expenses, printing expenses (excluding the printing of any agreements, memoranda or other documents pertaining solely to the sale of Shares by Shareholders) and fees and disbursements of experts used by the Company in connection with such registration, shall, subject to requirements of any applicable regulatory agency, be borne by the Company. Each participating Shareholder shall bear the fees and disbursements of its own legal counsel, underwriting or brokerage discounts and commissions, and transfer taxes, on the sale of its Shares.

             Section 8. Other Registration Rights. Nothing contained in this Agreement shall limit the Company's right to (i) grant to any Person the right to require the Company to register on demand any Shares or other securities of the Company, (ii) grant any piggyback or other registration rights to any Person with respect to Shares or any other securities of the Company, including, without limitation, Piggyback Registration rights relating to Demand Registrations, or (iii) include, for the Company's own account, Shares or any other securities of the Company in any Demand Registration, provided, however, that no such rights granted to any Person may be superior to, or conflict with, the rights granted the LLC Investor Designees or the other Shareholders herein. Notwithstanding anything to the contrary contained in this Agreement, the Company may grant registration rights to the holders of warrants issued pursuant to those certain Securities Purchase Agreements, dated March 13, 1997, by and among the Company, Newco, Inc. and the purchasers named therein, and no registration rights granted pursuant to this Agreement shall be superior to or in any way limit the registration rights granted to the holders of such warrants.

             Section 9.  Miscellaneous.

             (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any amendments to this Agreement must be made in writing and duly executed by each of the parties entitled to adopt said amendment as provided herein or by an authorized representative or agent of each such party.

             (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns.

             (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

             (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

             (e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

             (f) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law of Delaware (without regard to any rules or principles of conflict of laws that might result in the application of the laws of another jurisdiction).

             (g) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each holder of Registrable Securities at the address set forth in the records of the Company with respect to such holder and to the Company at its principal executive office or, in each case, to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      SWING-N-SLIDE CORP.


                                      By: /s/ Richard G. Mueller
                                      Name:  Richard G. Mueller
                                      Title:   President/C.E.O.



                                      GREENGRASS HOLDINGS
                                      By: GreenGrass Capital LLC


                                      By: /s/ David S. Evans
                                      Name:  David S. Evans,
                                             Attorney-in-Fact